Exhibit 2.1

                   AGREEMENT AND PLAN OF SPLIT-OFF AND MERGER

     This Agreement And Plan Of Split-Off And Merger (this "Agreement") dated as of September 27, 2002, among Zenex International, Inc., a Colorado corporation ("Parent"), AR Acquisition Corp., an Oklahoma corporation and a wholly owned subsidiary of Parent ("Sub"), Aduddell Roofing & Sheet Metal, Inc., an Oklahoma corporation (the "Company"), and Tim Aduddell, an Oklahoma resident and the sole shareholder of the Company ("Shareholder").

     Whereas Parent and Company wish to effect Parent's acquisition of the Roofing Business of the Company through a merger of the Company with Sub (the "Merger") on the terms and conditions set forth herein;

     Whereas the Board of Directors of the Company has approved a Restructuring Agreement in the form of Annex A attached hereto with such changes as may be permitted under Section 6.13 (the "Restructuring Agreement"), which will be entered into before the Effective Time (as defined in Section 1.03), pursuant to which, before the Effective Time, (a) all the assets of the Company primarily related to the Ranching Operations (as defined in the Restructuring Agreement) will be transferred to Aduddell Holdings, Inc., a newly-formed and wholly owned subsidiary of the Company ("Newco") and (b) Newco will assume the Assumed Liabilities (as defined in the Restructuring Agreement);

     Whereas, upon the Split-Off (as defined below), it is intended that the Company will own only the Roofing Business;

     Whereas, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the holder of shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock") will receive a distribution of all the shares of common stock, par value $.001 per share, of Newco ("Newco Common Stock") in consideration for the redemption of a portion of their shares of Company Common Stock (the "Split-Off");

     Whereas, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Sub will merge with and into the Company and each issued and outstanding share of Company Common Stock, other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive (a) shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock"), (b) options to acquire shares of Parent Common Stock, and (c) shares of Newco Common Stock;

     Whereas, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the transactions contemplated hereby, and the sole shareholder of Sub has approved this Agreement and the transactions contemplated hereby;

     Whereas, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, certain Company executives have entered into separate employment and non-competition agreements with Parent (collectively, the "Non-Competition Agreements");

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     Whereas, for Federal income tax purposes, it is intended (a) by the Company that the distribution of Newco Common Stock in connection with the transactions contemplated by this Agreement shall qualify, as to the shareholders of the Company, as a transaction described in Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") (it being understood and agreed that such qualification shall not be a condition to the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements and that Parent shall have no obligation to cause such distribution to so qualify) and
(b) by the parties that (i) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, as amended (the "Code") and
(ii) this Agreement constitutes a plan of reorganization; and

     Whereas Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Split-Off and the Merger.

     Now, Therefore, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                          THE SPLIT-OFF AND THE MERGER

     Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Act of the State of Oklahoma (the "OGCA"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the OGCA.

     Section 1.02. Closing. The closing of the Split-Off and the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Derrick & Briggs, LLP, Bank One Center, 20th Floor, 100 N. Broadway Ave., Oklahoma City, Oklahoma 73102, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the "Effective Time".

     Section 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Effective Time, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the OGCA and, as soon as practicable on or after the Effective Time, shall make all other filings or recordings required under the OGCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Oklahoma, or at such other time, if any, as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

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     Section 1.04.  Effects of the Merger. The Merger shall have the effects set forth in Section 1081 of the OGCA.

     Section 1.05. Certificate of Incorporation and Bylaws.

     (a) The Certificate of Incorporation of the Sub, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the first sentence of paragraph 1 thereof shall be amended to read in its entirety as follows: "The name of the Corporation is Aduddell Roofing & Sheet Metal, Inc." Notwithstanding any provisions herein to the contrary, Parent may cause the Certificate of Incorporation of Sub to be amended to increase the number of shares of authorized capital stock.

     (b) The Bylaws of Sub, as in effect immediately before the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Section 1.06. Directors. The directors of the Company immediately before the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.07. Officers. The officers of the Company immediately before the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
                     EFFECT OF THE SPLIT-OFF AND THE MERGER
              ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     Section 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company as treasury stock, or by Parent or Sub, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

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

     (c) Conversion of Company Common Stock. Subject to Section 2.02(e), (i) 50 shares of the issued and outstanding Company Common Stock (excluding the shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive from the Company, 1,000 validly issued, fully paid and nonassessable shares of Newco Common Stock (the "Split-Off Consideration"), and
(ii) 250 shares of the issued and outstanding Company Common Stock (excluding the shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive from Parent, (x) 10,000,000 validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Merger Share Consideration"), and (y) options to purchase 30,000,000 shares of Parent Common Stock (the "Merger Option Consideration") (together, the "Merger Consideration"). The Split-Off Consideration and the Merger Consideration are collectively referred to as the "Closing Consideration". The Merger Option Consideration shall be further evidenced by a stock option agreement in the form of Annex B attached hereto (the "Option Agreement").

     As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately before the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Closing Consideration.

     Section 2.02. Exchange of Certificates. As of the Effective Time (i) the Company shall tender certificates representing 1,000 shares of Newco Common Stock issuable pursuant to Section 2.01 in exchange for 50 outstanding shares of Company Common Stock and (ii) Parent shall tender certificates representing 10,000,000 shares of Parent Common Stock and the Option Agreement covering options to purchase 30,000,000 shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for 250 outstanding shares of Company Common Stock. Against the deliveries of the Company and Parent, the Shareholder shall deliver the Certificates representing the issued and outstanding Company Common Stock, duly endorsed in blank by Shareholder, or accompanied by blank stock powers. Shareholder agrees promptly to cure any deficiencies with respect to the endorsement of the Certificates or other documents of conveyance with respect to the Company Common Stock or with respect to any stock powers accompanying the Company Common Stock.

     All shares of Parent Common Stock and Newco Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article.

                                   ARTICLE III
                              RELATED TRANSACTIONS

     Section 3.01. Reorganization Agreements. Before the Effective Time, the Company shall (a) execute and deliver the Restructuring Agreement and the Post-Closing Covenants Agreement in the form of Annex D attached hereto with such changes as may be mutually agreed upon by the Company and Parent (the "Post-Closing Covenants Agreement"), and (b) cause Newco to execute and deliver the Restructuring Agreement and the Post-Closing Covenants Agreement. Before the Effective Time, Parent shall execute and deliver the Post-Closing Covenants Agreement.

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

     Section 3.02. Transaction Agreements. Before the Effective Time, Parent and the Company shall, and the Company shall cause Newco to, execute and deliver this Agreement, the Option Agreement, the Restructuring Agreement and the Post-Closing Covenants Agreement, the "Transaction Agreements").

     Section 3.03. Restructuring of Assets and Assumption of Liabilities. Immediately before the Effective Time and pursuant to the terms of the Restructuring Agreement, the Company shall consummate the Restructuring upon the terms and subject to the conditions set forth in the Restructuring Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.01. Representations and Warranties of the Company. Except as disclosed or set forth on the disclosure schedule (with specific reference to the particular subsection of this Agreement to which the information set forth in such disclosure schedule relates) delivered by the Company to Parent before the execution of this Agreement (the "Company Disclosure Schedule"), each of the Company and Shareholder represent and warrant to Parent and Sub as follows:

     (a) Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and is not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Parent before the execution of this Agreement true and correct copies of its Certificate of Incorporation (the "Company Certificate") and Bylaws (the "Company Bylaws"), in each case as amended through the date hereof. The Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the Shareholder and the Board of Directors of the Company since inception.

     (b) Subsidiaries. The Company has no subsidiaries (except for Newco). Except as set forth in the disclosure schedule, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

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

     (c) Capital Structure. The authorized capital stock of the Company consists of 600 shares of Company Common Stock, of which 300 shares are held by Shareholder, and 300 shares are held by the Company as treasury stock. Except as set forth above, no shares of capital stock or other voting securities or equity interest of the Company are issued, reserved for issuance or outstanding. Except as set forth above, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or (C) any warrants, calls, options or other rights to acquire from the Company, or any obligation of the Company to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock, voting securities or equity interests of the Company and (y) there are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities. No person other than the Shareholder has any beneficial interest in the Company's Common Stock. All shares of the Company's Common Stock are free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable.

     (d) Authority; Noncontravention. The Company has the requisite power and authority to enter into each Transaction Agreement to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery by the Company of each Transaction Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize such Transaction Agreements or to consummate the transactions contemplated thereby. The execution and delivery by Newco of the Transaction Agreements to which it is or will be a party and the consummation by it of the transactions contemplated thereby have been, or before the execution and delivery of the Restructuring Agreement will be, duly authorized by all necessary action and no other proceedings by Newco are or will be necessary to authorize the Transaction Agreements or to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each Transaction Agreement (other than this Agreement) to which the Company or Newco will be a party will, when executed and delivered by such entity, and, assuming the due authorization, execution and delivery by Parent, constitute a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms. The Board of Directors of the Company has duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement and each other Transaction Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) declaring that it is in the best interests of the Shareholder that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that it is in the

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best  interest  of the  Shareholder  that the  Company  enter  into  each  other
Transaction Agreement to which it is a party and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth therein, (iv) directing that this Agreement be submitted for the written consent of the Shareholder and (v) recommending that the Shareholder adopt this
Agreement. The execution and delivery by the Company of the Transaction Agreements do not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under, (x) the Company Certificate or Company Bylaws, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract,
agreement,  obligation,  commitment,  arrangement,  understanding,   instrument,
permit or license, whether oral or written (excluding any such items between the Company, on the one hand, and Parent or any of its Affiliates, on the other hand) (each, including all amendments thereto, a "Contract"), to which the Company is a party or any of its properties or other assets is subject or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B)
order,  writ,  injunction,   decree,  judgment  or  stipulation,  in  each  case
applicable to the Company or its properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect.

     No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the execution and delivery of the other Transaction Agreements by the Company or the consummation of the transactions contemplated hereby or thereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and are not reasonably expected to have a Material Adverse Effect.

     (e) Compliance With Law. The Company is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. The Company has in effect all material approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including all authorizations under Environmental Laws (collectively, "Permits"), necessary for it to own, lease or operate its

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properties  and assets and to carry on its business and  operations as presently conducted, except for failures to have in effect such Permits that individually or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except individually or in the aggregate as has not had and are not reasonably expected to have a Material Adverse Effect. The Merger and the other transactions contemplated by the Transaction Agreements, in and of themselves, will not cause the revocation or cancellation of any Permit that individually or in the aggregate are reasonably expected to have a Material
Adverse  Effect.  No  action,  demand,   requirement  or  investigation  by  any
Governmental Entity and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its properties or other assets under any Legal Provision, is pending or, to the Knowledge of the Company and the Shareholder, threatened, other than, in each case, those the outcome of which individually or in the aggregate has not had and are not reasonably expected to have a Material Adverse Effect.

     (f) Litigation. Except as delivered to Parent in the disclosure schedule, there is no suit, action or proceeding pending or, to the Knowledge of the Company and the Shareholder, threatened against or affecting the Company or any of its properties or assets that individually or in the aggregate has had or are reasonably expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company and the Shareholder, investigation by any Governmental Entity involving, the Company that individually or in the aggregate has had or are reasonably expected to have a Material Adverse Effect.

     (g) Company Financial Statements. The Company has delivered to Parent its audited balance sheets, statements of operations and statements of cash flows for the years ended December 31, 2000 and 2001, and the unaudited balance sheets, statement of operations and statement of cash flows for the six months ended June 30, 2002 (the "Balance Sheet Date"). Each of the balance sheets (including any related notes and schedules) fairly presents in all material respects the financial position of the Company as of its date, and each of the statements of operations and statements of cash flows (including any related notes and schedules) fairly presents in all material respects the results of operations and cash flows, as the case may be, of the Company for the periods set forth therein (subject in the case of unaudited statements to normal year end adjustments) (i) in the case of the audited financial statements, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, and (ii) in the case of the unaudited financial statements, in accordance with GAAP (except the required footnote disclosures). All of the adjustments necessary to convert in all material respects the audited financial statements into GAAP have been recorded in the appropriate periods on the books and records of the Company, and after the application of such adjustments all the financial statements referred to in this Section have been prepared on a consistent basis. There has been no material change in the financial position of the Company since the Balance Sheet Date. Except disclosed in the financial statements or the footnotes thereto and except for liabilities or obligations incurred in connection with this Agreement or any of the other Transaction Agreements, the Company has no liabilities or obligations (other than to Parent or any of its Affiliates) of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect.

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

     (h) Taxes. The Company has timely filed all requisite Federal, state and other Tax Returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth in disclosure schedule, there are no examinations in progress or claims pending against the Company for federal, state and other Taxes (including penalties and interest) for any period or periods before and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Tax, including interest and penalties (whether or not shown on any Tax Return), due by the Company has been paid. The amounts shown as accruals for Taxes on the Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before the date of the respective Financial Statements. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income Tax Returns of Company for their last three fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as
Schedule 4.01(h) or have otherwise been delivered to Parent. The Company has a taxable year ended December 31. Except as set forth in the disclosure schedule, the Company uses the accrual method of accounting for income tax purposes, and the Company's methods of accounting have not changed in any material respect in the past five years (except as required to conform to changes in GAAP).

     (i) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Parent Form 8-K will, at the time it is filed with the Securities and Exchange Commission (the "SEC"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (j)  Absence of  Certain  Changes  or  Events.  Except (i) for  liabilities incurred in connection with this Agreement or any of the other Transaction Agreements, and (ii) the transactions described in the Transaction Agreements, since the Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, (iv) before the date of this Agreement (A) any granting by the Company to any current or former director, officer, employee or consultant of any increase in compensation, bonus or other benefits, except for increases in cash compensation in the ordinary course of business consistent with past practice, (B) any granting by the Company to any current or former director, officer, employee or consultant of any increase in severance or termination pay, (C) any entry by the Company into, or any amendment of, (1) any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former director, officer, employee or consultant or (2) any agreement with any current or former director, officer, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement or any of the other Transaction Agreements (all such agreements under this clause (C), collectively, "Benefit Agreements"), or (D) any adoption of, or amendment to, a Benefit Plan,
(v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or are reasonably expected to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company materially affecting the Company's assets, liabilities or business, except insofar as may have been required by a change in GAAP, or
(vii) any material tax election or any settlement or compromise of any material income tax liability.

     (k) Environmental Matters. The Company has conducted its businesses in compliance in all material respects with all applicable Environmental Laws, including, without limitation, having all environmental permits, licenses and other approvals and authorizations necessary for the operation of its business as presently conducted, except where the failure to have such permit, license, approval or authorization would not have a Material Adverse Effect, (ii) none of the properties owned by the Company contain any Hazardous Substance as a result of any activity of the Company in amounts exceeding the levels permitted by applicable Environmental Laws, except where amounts in excess of such levels would not have a Material Adverse Effect, (iii) the Company has not received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the Knowledge of the Company or the Shareholder, threatened, against the Company relating to any violation, or alleged violation, of any Environmental Law, except where such violation would not have a Material Adverse Effect, (v) no reports have been filed, or are required to be filed, by the Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company as a result of any activity of the Company during the time such properties were owned, leased or operated by the Company, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analysis regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company relating to the activities of the Company which are not listed in the disclosure schedule attached hereto before the date hereof, (viii) to the Knowledge of the Company and the Shareholder, (A) there are no underground storage tanks on, in or under any properties owned by the Company and (B) no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company which are not listed in the disclosure schedule, (ix) to the Knowledge of the Company and the Shareholder, (A) there is no asbestos or asbestos-containing material present in any material quantity in any of the properties owned by the Company, and (B) no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company, and (x) neither the Company nor any of its respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

     As used herein, "Environmental Law" means, as of the Effective Time, any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction or requirement or any agreement with any governmental entity to which the Company is a party or subject relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Effective Time. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Effective Time, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

     As used herein, "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     (l) Personal Property. The Company has delivered to Parent an accurate list (which is set forth in the disclosure schedule) of (x) all personal property material to the operations of the Company as of the Balance Sheet Date included in "plant, property and equipment" on the balance sheet of the Company, (y) all other items of personal property owned by the Company with an individual value in excess of $15,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by Shareholder, relatives of

Shareholder, or Affiliates of the Company. Except as set forth in the disclosure schedule, (i) all personal property material to, and used by, the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included in the disclosure schedule, (ii) all of the personal property listed in the disclosure schedule or replacement property thereof is in working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included in the disclosure schedule are in full force and effect and constitute valid and binding agreements of the Company in each case in accordance with their respective terms.

     (m) Significant Customers; Material Contracts and Commitments. The Company has delivered to Parent a materially accurate list (which is set forth in Schedule 4.01(m)) of all customers (persons or entities) representing 5% or more of the Company's annual revenues for any period covered by any of the Financial Statements. None of such customers has canceled or, to the Knowledge of the Company and the Shareholder, are currently threatening to cancel a currently effective contract with the Company.

     The Company has listed in Schedule 4.01(m) all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with customers listed in the disclosure schedule, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed in Schedule 4.01(m), (i) in existence as of the Balance Sheet Date and (ii) entered into since the Balance Sheet Date, and in each case has delivered or made available to Parent true, complete and correct copies of such agreements. For purposes of the preceding sentence, a contract, commitment or similar agreement is "material" if it (i) has a term of more than one year (other than contracts, commitments or agreements that are cancelable without liability or penalty within 30 days of notice from the Company of cancellation or that can be terminated by the Company without material penalty upon notice of 30 days or less) or (ii) requires the payment by or to the Company of more than $100,000 during any 12-month period. Except for expenditures in the ordinary course of business, the Company has also indicated in the disclosure schedule a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, or the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by the Company during any 12-month period.

          Except as set forth in Schedule 4.01(m), the Company is not required to provide any bonding or other financial security arrangements in any material amount in connection with any contract listed in the disclosure schedule.

     (n) Real Property. Schedule 4.01(n) includes a list of all real property owned or leased by the Company at the date hereof and all other real property, if any, used by the Company in the conduct of its business. The Company has good and insurable title to any real property owned by it that is shown in Schedule 4.01(n), and such real property is subject to no Lien, except for:

          (i) Liens reflected in the disclosure schedule or Schedule 4.01(n) as securing specified liabilities (with respect to which no material default by the Company exists);

          (ii) Liens for current taxes not yet payable and assessments not in default;

          (iii) easements for utilities serving the property; and

          (iv) easements, covenants and restrictions and other exceptions to title which do not adversely affect the current use of the property.

               Copies of all leases and agreements in respect of such real property leased by the Company, which are true, complete and correct in all material respects, are attached to Schedule 4.01(n). Except as set forth in the disclosure schedule, all of such leases included in the disclosure schedule are in full force and effect and constitute valid and binding agreements of the Company in accordance with their respective terms.

     (o) Insurance. The Company has delivered to Parent (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company and
(ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three policy years (which lists are set forth in Schedule 4.01(o)). The Company has also delivered to Parent true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect. Since January 1, 1996, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied coverage.

     (p) Compensation; Employment Agreements; Labor Matters. The Company has delivered to Parent an accurate list (which is set forth in Schedule 4.01(p)) showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Company has provided to Parent true, complete and correct copies of any employment agreements for persons listed in
Schedule 4.01(p). Since the Balance Sheet Date, except as disclosed in Schedule 4.01(p), there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

     The Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, to the Knowledge of the Company and the Shareholder, no campaign to establish such arrangement is in progress, and there is no pending or, to Knowledge of the Company and the Shareholder, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years. The Company believes its relationship with employees to be generally good.

          Except as set forth in Schedule 4.01(p), (i) there are no claims, actions or proceedings pending or, to the Knowledge of the Company and the Shareholder, threatened between the Company and any of its employees, (ii) the Company has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (iii) the Company has not received written notice from any person asserting that the Company is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     (q) Employee Plans. The Company has delivered to Parent an accurate schedule (Schedule 4.01(q)) showing all Benefit Plans of the Company, including all employment agreements, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date and as of the date of this Agreement (the "Benefit Plans"). Except for the Benefit Plans, if any, described in Schedule 4.01(q), the Company does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan", and the Company has no obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth in Schedule 4.01(q), and, except as described in Schedule 4.01(q), the Company is not or could not be required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of the Company's employees.

     The Company is not now, or will not as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multi-employer employee pension benefit plan under the provisions of Title IV of ERISA.

     All Benefit Plans listed in Schedule 4.01(q) and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

          All accrued contribution obligations of the Company as of the Balance Sheet Date with respect to any plan listed in Schedule 4.01(q) have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

     (r) Compliance With ERISA. All plans listed in Schedule 4.01(q) that are intended to qualify (the "Qualified Plans") under Section 401 (a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service (the "IRS") to be so qualified, and copies of such determination letters are attached to Schedule 4.01(r). Except as disclosed in Schedule 4.01(r), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) since January 1, 1992 have been timely filed or distributed, and copies thereof have been made available to Parent. Neither Shareholder, any such plan listed in Schedule 4.01(r), nor the Company has engaged in any transaction prohibited under the provisions of
Section  4975 of the Code or  Section  406 of  ERISA.  No such  Plan  listed  in
Schedule 4.01(r) has incurred an accumulated funding  deficiency,  as defined in
Section 412(a) of the Code and Section 302(l) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the IRS nor any liability to the Pension Benefit Guaranty Corporation. The Company further represents that except as set forth in Schedule 4.01(r) hereto:

     (i) there have been no terminations, partial terminations or discontinuations of contributions to any Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the IRS;

     (ii) no plan listed in Schedule 4.01(r) subject to the provisions of Title IV of ERISA has been terminated;

     (iii)there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in
          Schedule 4.01(r);

     (iv) the Company (including any subsidiaries) has not incurred liability under Section 4062 of ERISA; and

     (v) no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty, or being subject to any statutory Lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company.

     (s) Government Contracts. Except as set forth in the disclosure schedule, the Company is not now a party to any governmental contract subject to price redetermination or renegotiation.

     (t) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Agreements based upon arrangements made by or on behalf of the Company.

     (u) Solvency of Aduddell Roofing. To the Company's Knowledge, immediately following the Effective Time, and after giving effect to the Restructuring and the Merger, (i) the fair value of the assets of Aduddell Roofing will exceed its debts and liabilities, contingent or otherwise, (ii) the present fair saleable value of the assets of Aduddell Roofing will be greater than the amount that will be required to pay its then existing debts and other liabilities, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) Aduddell Roofing will be able to pay its then existing debts and other liabilities, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) Aduddell Roofing will not have an unreasonably small amount of capital with which to conduct the business in which it will be engaged.

     Section 4.02.  Representations  and Warranties of Parent and Sub. Except as
(i) disclosed or set forth in the documents filed with the SEC by Parent and publicly available before the date of this Agreement or (ii) disclosed or set forth on the disclosure schedule (with specific reference to the particular subsection of this Agreement to which the information set forth in such disclosure schedule relates) delivered by Parent to the Company before the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

     (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and is not reasonably expected to have a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of its Restated Certificate of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Sub, in each case as amended to the date hereof.

     (b) Authority; Noncontravention. Each of Parent and Sub has the requisite power and authority to enter into each Transaction Agreement to which it is or will be a party and to consummate the transactions contemplated thereby. The execution and delivery of each Transaction Agreement to which it is or will be a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize any such Transaction Agreement or to consummate the transactions contemplated thereby. All outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement shall when issued be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub, in accordance with its terms. Each Transaction Agreement (other than this Agreement) to which Parent will be a party will, when executed and delivered by Parent, and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute a legal, valid and binding obligation of Parent, enforceable against such entity in accordance with its terms. The execution and delivery by Parent of each Transaction Agreement to which it is a party does not, and the consummation of the Merger and the other transactions contemplated thereby and compliance with the provisions thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under (i) the Restated Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Sub, (ii) any Contract to which Parent or Sub is a party or any of its properties or other assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and are not reasonably expected to have a Parent Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filings with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the other Transaction Agreements by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated hereby or thereby, except for (1) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (2) the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma, and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, has not had and are not reasonably expected to have a Parent Material Adverse Effect.

     (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Parent Form 8-K will, at the time it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Parent Form 8-K.

     (d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     (e) Tax Matters. Neither Parent, Sub nor any Affiliate of Parent has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (f) Parent Shareholder Approval. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to Article II hereof, do not require the approval of the holders of any shares of capital stock of Parent.

     (g) Opinions of Financial Advisor. Parent's Board of Directors has received the opinion of Benchmark Global Capital Group, Inc. to the effect that, as of the date thereof, the Merger Consideration is fair from a financial point of view to the holders of shares of Parent Common Stock.

     (h) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 5.01. Conduct of Business.

     (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as specifically permitted or contemplated by any other provision of this Agreement or the other Transaction Agreements or to the extent Parent shall otherwise consent in advance in writing, the Company shall carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve the relationships with its customers, suppliers, licensors, licensees, distributors and others having business dealings with them with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company agrees that, except for the transactions specifically permitted or contemplated by the Transaction Agreements, it shall not, and shall not permit Newco to, without Parent's prior written consent:

     (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or equity interests or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity interests or convertible securities;

     (iii)amend or  propose  to amend the  Company  Certificate  or the  Company
          Bylaws;

     (iv) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any assets that, individually, have a Exercise Price in excess of $50,000 or, in the aggregate, have a Exercise Price in excess of $250,000, except for purchases of raw materials, components or supplies in the ordinary course of business consistent with past practice;

     (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except sales of inventory and used equipment in the ordinary course of business consistent with past practice;

     (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, or (y) make any loans, advances or capital contributions to, or investments in, any other person;

     (vii)make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000;

     (viii) (w) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge,
          settlement  or   satisfaction  in  the  ordinary  course  of  business
          consistent  with  past  practice,  (x)  cancel  any  indebtedness  for borrowed money, (y) waive or assign any claims or rights of substantial value or (z) waive any benefits of, or agree to modify in any respect, any confidentiality, standstill or similar agreements to which the Company is a party;

     (ix) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

     (x) except as otherwise contemplated by this Agreement or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect any collective bargaining agreement, Benefit Plan or Benefit Agreement, (B) increase in any manner the compensation, bonus or fringe or other benefits of, any current or former officer, director, employee or consultant of the Company, (C) pay any benefit or amount not required under any Benefit Plan or Benefit Agreement or any other benefit plan or arrangement of the Company as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant of the Company, (E) make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement, Benefit Plan or Benefit Agreement, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan, (G) amend or modify any Stock Option or

          Warrant, except as specifically provided in the Restructuring Agreement, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan or Benefit Agreement, or (J) change any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan or change the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined;

     (xi) except as otherwise contemplated by this Agreement, enter into any Contract of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, other than contracts for the sale of the Company's products in the ordinary course of business consistent with past practice;

     (xii)revalue any assets of the Company or, except as required by GAAP, make any change in accounting methods, principles or practices;

     (xiii) except in the ordinary course of business consistent with past practice, extend, accelerate, discount, compromise or settle any account payable or account receivable; or

     (xiv)authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Other Actions. The Company, Parent and Sub shall not take any action that would, or that are reasonably expected to, result in (i) any of the representations and warranties of such party set forth in any Transaction Agreement that are qualified by materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Split-Off and the Merger set forth in Article VIII not being satisfied.

     (c) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing of (i) any breach of its representations or warranties that would give rise to the failure of a condition set forth in Section 8.02(a) or 8.03(a), as the case may be, or (ii) the failure of it (and, in the case of Parent, Sub) to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it under this Agreement at or before the Effective Time; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided, further, however, that the failure to provide such notification shall not give rise to a failure of a condition set forth in Section 8.02(b) or 8.03(b), if any such breach or failure described in clauses (i) or (ii) above shall have been cured on or before the Effective Time or no longer exists immediately before the Effective Time. The Company and Parent shall promptly provide the other copies of all filings made by such party or its subsidiaries with any Governmental
Entity in connection with any Transaction Agreement and the transactions contemplated thereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by the Transaction Agreements.

     (d) Certain Tax Matters. From the date hereof until the Effective Time, (i) the Company (including Newco) will file all material tax returns and reports ("Post-Signing Returns") required to be filed by such entity (after taking into account any applicable extensions); (ii) the Company (including Newco) will timely pay all material taxes due and payable with respect to the taxable periods covered by such Post-Signing Returns that are so filed; (iii) the Company (including Newco) will make reasonable provision for all taxes payable by the Company (including Newco) for which no Post-Signing Return is due before the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company (including Newco) in respect of any material tax and will not settle or compromise any such Action without Parent's prior written consent, which consent shall not be unreasonably withheld; and (v) the Company will not make any material tax election without Parent's prior written consent, which consent shall not be unreasonably withheld.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     Section 6.01. Preparation of SEC Documents; Shareholder Consent.

     (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and Parent shall file with the SEC a Form 8-K disclosing the material aspects of the Split-Off, Merger and the Transaction Agreements, as required by the form and applicable SEC rules. The Company shall furnish all information concerning the Company (including all required financial information), and Parent shall furnish all information concerning Parent, as may be reasonably requested in connection with any such action and the preparation and filing of the Form 8-K. If at any time before the Effective Time any information relating to the Company or Parent, or any of its Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment to the Form 8-K or in a new Form 8-K, so that the publicly available information regarding the Parent would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate filing describing such information shall be promptly made with the SEC.

     (b) The Company shall, through its Board of Directors, recommend to the Shareholder approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (and, if required, the other Transaction
Agreements and the transactions contemplated thereby), and Shareholder shall approve the same.

     (c) Sub shall, through its Board of Directors, recommend to Parent approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (and, if required, the other Transaction Agreements and the transactions contemplated thereby), and Parent shall approved the same.

     Section 6.02. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period before the Effective Time to all its properties, books, contracts, commitments, personnel and records relating to the Roofing Business and, during such period, the Company shall furnish reasonably promptly to Parent a copy of all of the working papers of the Company and its independent auditors relating to the determination and calculation of the tax basis in the Newco Assets (subject, in the case of such independent auditors, to the execution and delivery by Parent of a reasonable and customary release and indemnity agreement requested by such independent auditors) and (iii) all other information relating to the Roofing Business as Parent may reasonably request. Parent shall hold, and shall cause it officers, employees, accountants, counsel, financial advisors and other representatives and controlled Affiliates to hold, all information received from the Company, directly or indirectly, in confidence. No investigation pursuant to this Section 6.02 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

     Section 6.03. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the Restructuring and the other transactions contemplated by this Agreement and the other Transaction Agreements, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the other Transaction Agreements. In addition, the Company shall assist Parent with Parent's evaluation of the Split-Off, Merger and Transaction Agreements (including the Restructuring Agreement).

     Section 6.04. Fees and Expenses. All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     Section 6.05. Public Announcements. Parent and the Company will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, and shall not issue any such press release or make any such public statement before such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     Section 6.06.  Restructuring  Agreement.  The Company shall not, before the
Effective  Time,  amend,   waive  or  fail  to  enforce  any  provision  of  the
Restructuring Agreement without the prior written consent of Parent.

                                   ARTICLE VII
                                   tax matters

     Section 7.01. Tax Treatment.

     (a) Each of Parent and the Company shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of
Section 368(a) of the Code.

     (b) Parent shall, and shall cause the Surviving Corporation to, report the Split-Off for federal income tax purposes in a manner consistent with its treatment for such purposes as integrated with the Merger and as a redemption of a number of shares of Company Common Stock equal in value to the value of the Newco Common Stock distributed in the Split-Off, with such redemption qualifying, as to the Shareholder, as a transaction described in Section 355 of the Code.

     Section 7.02. Preparation of Pre-Distribution Period Tax Returns and Straddle Period Tax Returns. Parent or the Company shall, with the cooperation of Newco, prepare and file all Tax Returns with respect to the Company for any Pre-Distribution Period or Straddle Period. Parent and the Company shall have sole discretion as to the positions taken in any such Tax Returns except as otherwise provided in this Agreement.

     Section 7.03. Preparation and Filing of Post-Distribution Period Tax Returns. With respect to Post-Distribution Periods, Newco shall have sole responsibility for preparing and filing Tax Returns with respect to it, and Parent and the Company shall have sole responsibility for preparing and filing Tax Returns with respect to them. Neither Newco nor Parent or the Company shall have any responsibility for the Tax Returns of the other for Post-Distribution Periods.

     Section 7.04. Obligations of the Parties. The Company shall indemnify and hold Newco harmless from and against any liability for Taxes attributable to the Roofing Business. Newco shall indemnify and hold Parent and the Company harmless from and against any liability for Taxes attributable to the Newco Business. To the extent that a party (the "Payor") is required to make an indemnification payment to another party (the "Payee"), the Payor shall pay the Payee no later than ten business days before the due date of the relevant Tax Return or ten business days after the Payor receives the Payee's calculations of the Payor's indemnification obligation hereunder, whichever occurs last, the amount of such indemnification obligation.

     Section 7.05. Straddle Periods.

     (a) To the extent permitted by law or administrative practice, the taxable year of the Company and Newco which includes the Effective Date shall be treated as closing on (and including) the Effective Date.

     (b) Where it is necessary pursuant to this Agreement to apportion between Newco, on the one hand, and the Company, on the other hand, the Tax liability of an entity for a Straddle Period which is not treated as closing on the Effective Date, such liability shall be apportioned between the Pre-Distribution Period and the Post-Distribution Period on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

     Section 7.06. Definitions. For purposes of this Article:

     "Post-Distribution Period" shall mean any taxable period beginning after the Effective Date and, in the case of any Straddle Period, that portion of such Straddle Period that begins on the day immediately following the Effective Date.

     "Pre-Distribution Period" shall mean any taxable period that ends on or before the Effective Date and, in the case of any Straddle Period, that portion of such Straddle Period ending on and including the Effective Date.

     "Straddle Period" shall mean any taxable period that begins before or on and ends after the Effective Date.

     "Tax Claim" shall mean a notice of deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim with respect to Taxes or a Tax Return.

     "Taxes", as used in this Agreement, shall include all forms of taxation, whenever created or imposed, and whether imposed by a federal, state, local or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.

     "Tax Return" shall mean all federal, state, local or other returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes and any amended return relating to Taxes.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

     Section 8.01. Conditions to Each Party's Obligation to Effect the Split-Off and the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or before the Effective Time of the following conditions:

     (a) No Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, regulation, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger or the transactions contemplated by the Transaction Agreements; provided, however, that each of the parties shall have used its commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

     (b) Pre-Merger Transactions. The transactions contemplated by Article III, including the Restructuring and the execution and delivery of the Transaction Agreements not executed on the date hereof, shall have been consummated in accordance with the terms of this Agreement and the Restructuring Agreement (including the satisfaction of all conditions to the Restructuring set forth in the Restructuring Agreement) in all material respects.

     Section 8.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or before the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company and the Shareholder that are qualified as to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on the Effective Time. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the vice president of finance and treasurer of the Company and by the Shareholder to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the vice president of finance and treasurer of the Company to such effect.

     (c) Other Agreements. The Non-competition Agreements and the other Transaction Agreements shall be in full force and effect and none of the parties thereto (other than Parent) shall have breached or threatened to breach any of its material covenants thereunder.

     Section 8.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or before the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in the Transaction Agreements that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on the Effective Time, except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

     (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or before the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

     Section 8.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 8.01, 8.02 or 8.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.01. Termination. This Agreement may be terminated at any time before the Effective Time, whether before or after receipt of any Shareholder
Approval:

     (a) by mutual written consent of Parent, Sub and the Company;

     (b) by either Parent or the Company, if the Merger shall not have been consummated on or before December 31, 2002; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

     (c) by Parent, if (A) the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 8.02(a), 8.02(b) or 8.02(c), and is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent, or
(B) the condition set forth in Section 8.02(d) shall fail; or

     (d) by the Company, if (A) Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 8.03(a) or 8.03(b), and is incapable of being cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company, or (B) the condition set forth in Section 8.03(c) shall fail.

     Section 9.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 9.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after any Shareholder Approval with, if necessary, the approval of its Boards of Directors and the respective shareholders, if applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.04. Extension; Waiver. At any time before the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 9.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                    ARTICLE X
                               GENERAL PROVISIONS

     Section 10.01. Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of one year. This Section 10.01 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time.

     Section 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Parent or Sub, to:

                           Zenex International, Inc.
                           201 Robert S. Kerr, Suite 500
                           Oklahoma City, Oklahoma 73102
                           Telecopy No.: 405-749-8080
                           Attention: Mr. Ron Carte

                  with a copy to:

                           Derrick & Briggs, LLP
                           Bank One Center, 20th Floor
                           100 N. Broadway Ave.
                           Oklahoma City, Oklahoma 73102
                           Telecopy No.: 405-235-1995
                           Attention: Mr. Gary W. Derrick

                  if to the Company, to:

                           Aduddell Roofing & Sheet Metal, Inc.
                           14220 S. Meridian Ave.
                           Oklahoma City, Oklahoma 73173
                           Telecopy No.: 405-692-0115
                           Attention: Chief Executive Officer

                  with a copy to:

                           Denker & Butler, P.L.L.C.
                           4700 N.W. 23rd St., Suite 112
                           Oklahoma City, Oklahoma 73127
                           Telecopy No.: 405-947-7904
                           Attention: Mr. Rick L. Denker

     Section 10.03. Definitions. For purposes of this Agreement:

     (a) "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the knowledge of such person's executive officers and other employees having primary responsibility for such matter;

     (c) "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which, individually or in the aggregate, are reasonably expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Roofing Business, other than any change, effect, event, occurrence, state of facts or development (i) relating to the economy in general, (ii) relating to the commercial roofing industry in general, and (iii) resulting from any action required to be taken by the Company or any other party pursuant to the Transaction Agreements in order to effect the Restructuring and the other transactions contemplated thereby;

     (d) "Parent Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which, individually or in the aggregate, could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise, financial condition, results of operations or prospects of Parent or that could reasonably be expected to impair the ability of Parent to consummate the transactions contemplated by, or satisfy its obligations under, the Transaction Agreements, other than any change, effect, event, occurrence, state of facts or development (i) relating to the economy in general, or (ii) relating to the telecommunications industry in general;

     (e)  "person"  means  an  individual,  corporation,   partnership,  limited
liability   company,   joint   venture,   association,   trust,   unincorporated
organization or other entity; and

     (f) "subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     Section 10.04. Interpretation.

     (a) Unless the context otherwise requires, (i) any reference to the properties or other assets of the Company, including any intellectual property rights, shall be to the properties and other assets that are included in the Roofing Assets (as defined in the Restructuring Agreement), and (ii) any reference to the business or products of the Company shall be to the business or products if and only to the extent that they are part of the Roofing Business. In addition, (A) any reference to the "Roofing Business" means all the business and operations of the Company other than the Newco Business (as defined in the Restructuring Agreement), (B) any reference to "Aduddell Roofing" means the Company, other than Newco, determined after giving effect to the Restructuring,

(C) any reference to "Aduddell Employees" means the directors, officers, employees and consultants of the Company shall be to the directors, officers, employees and consultants who will be Aduddell Employees (as defined in the Restructuring Agreement), and (D) any reference to Newco means Newco determined after giving effect to the Restructuring.

     (b) When a reference is made in this Agreement to an Article, a Section , an Exhibit, an Annex or a Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     Section 10.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Transaction Agreements (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the other Transaction Agreements and (b) except for the provisions of
Article II, are not intended to confer upon any person other than the parties any rights or remedies.

     Section 10.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 10.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 10.09. Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Oklahoma in any state court in the State of Oklahoma, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Federal District Court for the Western District of Oklahoma or of any state court located in the State of Oklahoma in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Oklahoma or a state court located in the State of Oklahoma.

     Section 10.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                          [The signature page follows.]

     In Witness Whereof, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                            Zenex International, Inc.,

                                            By:    /s/ Ron Carte
                                              ----------------------------------
                                                    President and CEO


                                            AR Acquisition Corp.,

                                            By:    /s/ Ron Carte
                                              ----------------------------------
                                                    President


                                            Aduddell Roofing & Sheet Metal, Inc.

                                            By:    /s/ Tim Crawford
                                              ----------------------------------
                                                    President


                                                   /s/ Tim Aduddell
                                             -----------------------------------
                                                    Tim Aduddell

                        APPENDIX TO THE MERGER AGREEMENT

     Annex A Form of Restructuring Agreement

     Annex B Form of Stock Option Agreement

     Annex C Form of Post-Closing Covenants Agreement


                                LIST OF SCHEDULES

     Aduddell Roofing..............................................Section 10.04

                             INDEX OF DEFINED TERMS

     Aduddell Roofing............................................. Section 10.04
     Aduddell Employee............................................ Section 10.04
     Affiliate................................................. Section 10.03(a)
     Agreement......................................................... Preamble
     Average Closing Price.......................................Section 8.02(d)
     Balance Sheet Date......................................... Section 4.01(g)
     Benefit Agreements......................................... Section 4.01(j)
     Benefit Plans.............................................. Section 4.01(q)
     Certificate................................................... Section 2.01
     Certificate of Merger......................................... Section 1.03
     Closing....................................................... Section 1.02
     Closing Consideration......................................... Section 2.01
     Effective Time................................................ Section 1.02
     Code.............................................................. Recitals
     Company........................................................... Preamble
     Company Bylaws............................................. Section 4.01(a)
     Company Certificate........................................ Section 4.01(a)
     Company Common Stock.............................................. Recitals
     Company Disclosure Schedule................................... Section 4.01
     OGCA.......................................................... Section 1.01
     Effective Time................................................ Section 1.03
     Environmental Laws......................................... Section 4.01(k)
     ERISA...................................................... Section 4.01(q)
     Exchange Act............................................... Section 4.01(b)
     GAAP....................................................... Section 4.01(g)
     Governmental Entity........................................ Section 4.01(d)
     Hazardous Substance........................................ Section 4.01(k)
     IRS........................................................ Section 4.01(r)
     Knowledge................................................. Section 10.03(b)
     Legal Provisions........................................... Section 4.01(e)
     Liens...................................................... Section 4.01(c)
     Material Adverse Change................................... Section 10.03(c)

     Material Adverse Effect................................... Section 10.03(c)
     Merger............................................................ Recitals
     Merger Consideration....................................... Section 2.01(c)
     Newco............................................................. Recitals
     Newco Common Stock................................................ Recitals
     Non-Competition Agreements........................................ Recitals
     Parent............................................................ Recitals
     Parent Common Stock............................................... Preamble
     Parent Disclosure Schedule.................................... Section 4.02
     Parent Material Adverse Effect............................ Section 10.03(d)
     Permits.................................................... Section 4.01(k)
     person.................................................... Section 10.03(e)
     Post-Closing Covenants Agreement.............................. Section 3.01
     Restraints................................................. Section 8.01(a)
     Restructuring Agreement........................................... Recitals
     Roofing Assets............................................... Section 10.04
     Roofing Business............................................. Section 10.04
     SEC........................................................ Section 4.01(d)
     Split-Off......................................................... Recitals
     Split-Off Consideration.................................... Section 2.01(c)
     Shareholder....................................................... Preamble
     Sub............................................................... Preamble
     subsidiary................................................ Section 10.03(f)
     Surviving Corporation......................................... Section 1.01
     Taxes......................................................... Section 7.06
     Transaction Agreements........................................ Section 3.02

                        EXHIBIT A TO THE MERGER AGREEMENT

                            FORM OF AFFILIATE LETTER

Dear Sirs:

     The undersigned, the holder of all of the outstanding shares of common stock, par value $1.00 per share ("Company Common Stock"), of Aduddell Roofing & Sheet Metal, Inc., an Oklahoma corporation (the "Company"), acknowledges that he will be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September 27, 2002, among Zenex International, Inc., a Colorado corporation ("Parent"), AR Acquisition Corp., an Oklahoma corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $.001 per share ("Parent Common Stock"), of Parent.

     As an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger will be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and he has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

     The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations, if applicable, of Rule 145 or (iii) in a transaction which, in the opinion of counsel to Parent or the undersigned or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

     Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

     The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

     There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


Dated:                                                  Very truly yours,

                                                        /s/ Tim Aduddell
                                                        -----------------------
                                                        Tim Aduddell

ANNEX A

                             RESTRUCTURING AGREEMENT

     This Restructuring Agreement, dated as of September 27, 2002 (the "Restructuring Agreement"), among Aduddell Roofing & Sheet Metal, Inc., an Oklahoma corporation (the "Company"), and Aduddell Holdings, Inc., an Oklahoma corporation and a direct wholly owned subsidiary of the Company ("Newco").

     Whereas, the Company, Zenex International, Inc., a Colorado Corporation ("Parent"), and AR Acquisition Corp., an Oklahoma corporation and a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Split-Off and Merger, dated as of September 27, 2002 (the "Merger Agreement"), providing for the Split-Off and the Merger (each as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation;

     Whereas the respective Boards of Directors of the Company and Newco have approved this Restructuring Agreement, which is being entered into before the Effective Time (as defined in the Merger Agreement), pursuant to which the Restructuring (as defined below) will be consummated;

     Whereas the purpose of the Restructuring is to make possible the Split-Off and the Merger by separating from the Assets and Liabilities of the Company those Assets and Liabilities that Parent will not acquire;

     Whereas in the Restructuring, all the Assets primarily related to the Ranching Operations and such other Assets specifically identified (collectively, the "Newco Business") will be transferred to Newco, which will thereafter conduct such business, and Newco will assume the Assumed Liabilities (as defined below); and

     Whereas it is the intention of the parties to this Restructuring Agreement that the transfer of Assets and Liabilities pursuant to this Restructuring Agreement shall qualify as a transaction described in Section 351 or Section 368 of the Code.

     Now, Therefore in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                              ARTICLE I DEFINITIONS

     1.1 Definitions. Terms used but not defined in this Restructuring Agreement shall have the meanings set forth in the Merger Agreement. In addition, the following terms shall have the following meanings:

     "Aduddell Roofing" shall mean the Company, excluding Newco (determined after giving effect to the transactions contemplated by Article III of this Restructuring Agreement).

     "Aduddell Employees" shall mean all current employees and consultants of the Company listed on Schedule 1.1(b) hereto and employees and consultants hired after the date of the Merger Agreement and before the Effective Time engaged primarily in a business other than the Newco Business.

     "Aduddell Liabilities" shall have the meaning set forth in Section 3.3 hereof.

     "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; provided, however, that for the purposes of this Restructuring Agreement, from and after the Effective Time, Aduddell Roofing shall not be deemed to be an Affiliate of Newco and Newco shall not be deemed to be an affiliate of Aduddell Roofing.

     "Assets" shall mean any and all assets, properties and rights, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, including, without limitation, the following:

     (i) real property interests (including leases), land, plants, buildings, improvements and fixtures;

     (ii) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and other tangible personal property, together with any rights or claims arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

     (iii)inventories, including raw materials, work-in-process, finished goods, parts, accessories and supplies (including items in transit, on consignment or in the possession of any third party);

     (iv) cash, bank accounts, notes, loans and accounts receivable (whether current or not current), interests as beneficiary under letters of credit, advances and performance and surety bonds;

     (v) certificates of deposit, banker's acceptances, shares of stock, bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, reorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, puts, calls, straddles, options, swaps, collars, caps and other securities or hedging arrangements of any kind;

     (vi) financial, accounting and operating data and records including, without limitation, books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs, payroll and personnel records, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

     (vii)patents, patent applications, trademarks, trademark applications, registrations and other rights, trade names and trade dress, domain names, trade name rights, service marks, service mark rights, service names, copyrights and copyright applications and registrations, commercial and technical information including engineering, production and other designs, drawings, notebooks and other recording methods, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, rights and interests;

     (viii) agreements, leases, contracts, sale orders, purchase orders, open bids and other commitments and all rights therein;

     (ix) prepaid expenses, deposits and receipts held by third parties;

     (x) claims, causes of action, choses in action, rights under insurance policies, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

     (xi) licenses, franchises, permits, authorizations and approvals; and

     (xii) goodwill and going concern value.

     "Assumed  Liabilities"  shall have the  meaning  set forth in  Section  3.3 hereof.

     "Benefit Plan" shall have the meaning set forth in Section 6.3(a) hereof.

     "Business  Stationery"  shall have the  meaning  set forth in  Section  5.2 hereof.

     "Company" shall have the meaning set forth in the Preamble.

     "Information" of a person shall mean any and all information, technical data or know-how, including that which relates to products, services, employees, suppliers, customers, markets, software, know-how, developments, inventions, processes, applications, designs, drawings, engineering, hardware configuration information, marketing or finances, that such person or any of its Representatives furnish or have furnished to the receiving party or any of its Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary", together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving person or any of its Representatives which contain or otherwise reflect such Information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that for the purposes hereof all information relating to Aduddell Roofing and the Roofing Business in the possession of Newco at the Effective Time shall be deemed to have been furnished by Aduddell Roofing and all information relating to Newco and its business in the possession of Aduddell Roofing at the Effective Time shall be deemed to have been furnished by Newco; provided, further, however, that the term "Information" does not include information that:

     (a) is or becomes generally available to the public through no wrongful act of the receiving person or its Representatives;

     (b) is or becomes available to the receiving person on a non-confidential basis from a source other than the providing person or its Representatives, provided that such source is not known by the receiving person to be subject to a confidentiality agreement with the providing person; or

     (c) has been independently acquired or developed by the receiving person without violation of any of the obligations of the receiving person or its Representatives under this Restructuring Agreement.

     "Initial Statement" shall have the meaning set forth in Section 3.1 hereof.

     "Intercompany Arrangements" shall have the meaning set forth in Section 4.6 hereof.

     "Liabilities" shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

     "Merger Agreement" shall have the meaning set forth in the Recitals.

     "Net Cash" shall mean, as of the Effective Time, cash and marketable securities less debt for borrowed money (other than debt outstanding under any revolving line of credit) of Newco on a consolidated basis calculated in accordance with GAAP.

     "Newco" shall have the meaning set forth in the Preamble.

     "Newco Assets" shall have the meaning set forth in Section 4.1 hereof.

     "Newco Benefit Plan" shall have the meaning set forth in Section 6.3(a) hereof.

     "Newco Business" shall have the meaning set forth in the Recitals.

     "Newco Employees" shall mean all current employees and consultants of the Company listed on Schedule 1.1(a) hereto and employees and consultants hired after the date of the Merger Agreement and before the Effective Time engaged primarily in the Newco Business.

     "Parent" shall have the meaning set forth in the Recitals.

     "Ranching Operations" shall mean the business of the Company, at or at any time before the Effective Time, of farming or ranching, including raising livestock, growing crops, dealing in livestock or crops, rodeoing and all activities related thereto.

     "Representatives"   of  a  person  shall  mean  such  person's  affiliates,
directors, officers, partners, employees, agents or other representatives (including attorneys, accountants and financial advisors).

     "Restructuring" shall have the meaning set forth in Section 3.1 hereof.

     "Restructuring Agreement" shall have the meaning set forth in the Preamble.

     "Roofing Assets" shall have the meaning set forth in Section 4.2 hereof.

     "Roofing Business" shall mean all the business of the Company and its predecessors, at or at any time before the Effective Time, other than the Newco Business.

     "Sub" shall have the meaning set forth in the Recitals.

     "Taxes" shall have the meaning set forth in the Merger Agreement.

                             ARTICLE II TAX MATTERS

     Notwithstanding anything to the contrary in this Restructuring Agreement, Liabilities of the parties for Taxes are subject to the terms of Article VII of the Merger Agreement. All obligations of Newco under Article VII shall be treated as Assumed Liabilities and not as Aduddell Liabilities under this Restructuring Agreement and all obligations of the Company under Article VII shall be treated as Aduddell Liabilities and not as Assumed Liabilities under this Restructuring Agreement.

                ARTICLE III RESTRUCTURING AND ASSUMED LIABILITIES

     3.1 Restructuring. Before the Effective Time, as described below, the Company shall contribute or cause to be contributed to Newco any of the Company's right, title and interest in and to (i) all Assets that are used or held for use primarily in the operation or conduct of the Newco Business (other than those set forth on Schedule 3.2)), and (ii) all Assets that are set forth on Schedule 3.1 (collectively, the "Newco Assets"). Such contribution shall be referred to as the "Restructuring".

     3.2 Assets Not Transferred. Notwithstanding anything to the contrary set forth in Section 3.1, the Company hereby retains and does not contribute to Newco any of the Company's right, title and interest in and to all Assets that
(x) are not used or held for use primarily in the operation or conduct of the Newco Business (other than those set forth on Schedule 3.1) or (y) are set forth on Schedule 3.2 hereto (collectively, the "Roofing Assets").

     3.3 Assumed Liabilities. Notwithstanding Section 3.1, the parties agree that, except as otherwise specifically set forth in any Transaction Agreement (including the treatment of Tax Liabilities as set forth in Section 2.2 or employee related Liabilities as set forth in Section 6.2), at or before the Effective Time, (a) Newco shall unconditionally assume and undertake to pay, satisfy and discharge (x) all Liabilities (whether arising before or after the Restructuring) of the Company to the extent primarily related to or arising out of the Newco Business and (y) all Liabilities set forth on Schedule 3.3(a) hereto (clauses (x) and (y) are collectively referred to as the "Assumed Liabilities"), in each case when such Assumed Liabilities become due in accordance with their terms, and (b) the Company shall retain, or shall assume and undertake to pay, satisfy and discharge (x) all Liabilities (whether arising before or after the Restructuring) of the Company other than the Assumed Liabilities and (y) all Liabilities set forth on Schedule 3.3(b) hereto (clauses
(x) and (y) are collectively referred to as the "Aduddell Liabilities"), in each case when such Aduddell Liabilities become due in accordance with their terms.

     3.4 Transfer and Assumption Documentation. In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Assets and the assumption of the Liabilities set forth in this Article III, (i) the transferor shall execute and deliver, and cause its subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of leases and contracts and other instruments of contribution, grant, conveyance, assignment, transfer and delivery necessary to evidence such contribution, grant, conveyance, assignment, transfer and delivery and (ii) the transferee shall execute and deliver such instruments of assumption as and to the extent necessary to evidence such assumption.

     3.5 Nonassignable Contracts. Anything contained herein to the contrary notwithstanding, this Restructuring Agreement shall not constitute an agreement to assign any lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment if an assignment or attempted assignment of the same without the consent of the other party or parties thereto would constitute a breach thereof or in any way impair the rights of Newco or Aduddell Roofing thereunder. All such items that are material are set forth on
Schedule 3.5. The Company or Newco, as the case may be, shall use its commercially reasonable efforts (it being understood that such efforts shall not include any requirement of Newco or Aduddell Roofing to expend money or offer or grant any financial accommodation), to obtain all consents and waivers and to resolve all impracticalities of assignments or transfers necessary to convey to the other party the Assets so to be conveyed pursuant to Section 3.1. If and when such consents and approvals are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Restructuring Agreement.

     3.6 Intercompany Arrangements. All agreements, contracts, arrangements and commitments (other than the Transaction Agreements) between Newco, on the one hand, and Aduddell Roofing (other than Newco), on the other hand, entered into before the Effective Time and set forth on Schedule 3.6 for the purchase or sale of goods or services ("Intercompany Arrangements") shall terminate on the Effective Time. All amounts under such Intercompany Arrangements that are unbilled and have not been charged to the related contract as of the Effective Time shall be billed and payable on the Effective Time. At or before the Closing, the Company shall cause all intercompany indebtedness (which shall include payables and receivables) between Newco or any operating unit of any Newco Company, on the one hand, and Aduddell Roofing or any operating unit of any Aduddell Company (other than Newco or any operating unit thereof), on the other hand, including without limitation any indebtedness under the intercompany arrangements set forth on Schedule 3.6, to be settled or otherwise eliminated.

                           ARTICLE IV OTHER AGREEMENTS

     4.1 Books and Records. Before or as promptly as practicable after the Effective Time, the Company shall deliver to Newco all books and records relating to the business of Newco in the possession of Aduddell Roofing. The Company may retain copies of all such corporate books and records. Before or as promptly as practicable after the Effective Time, Newco shall deliver to the Company all books and records relating to Aduddell Roofing, the Roofing Business or the Aduddell Liabilities.

     4.2 Access. From and after the Effective Time, the Company, on the one hand, and Newco, on the other hand, shall afford to the other and to the other's Representatives reasonable access and duplicating rights (at the requesting person's expense), during normal business hours and upon reasonable advance notice, to all information within the possession or control of Aduddell Roofing or Newco, as the case may be, to the extent directly relating to the business, Assets or Liabilities of the other as they existed before the completion of the Restructuring or to the extent relating to or arising in connection with the relationship between Aduddell Roofing or Newco, as the case may be, before the Restructuring insofar as such access is reasonably required for a reasonable purpose. Without limiting the foregoing, information may be requested under this
Section 4.2 for audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     4.3 Confidentiality.

     (a) Each party hereto shall keep, and shall cause its Representatives to keep, the other party's Information strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information and who agree to be bound by this Section 4.3 and not to disclose such Information to any other Person. Without the prior written consent of the other party, each party and its Representatives shall not disclose the other party's Information to any person or entity except as may be required by law or judicial process and in accordance with this Section 4.3.

     (b) In the event that any party or any of its Representatives receives a request or is required by law or judicial process to disclose to a court or other tribunal all or any part of the disclosing party's Information, the receiving party or its Representatives shall promptly notify the disclosing party of the request in writing, and consult with and assist the disclosing party in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or the disclosing party waives compliance with the terms hereof, such receiving party or its Representatives, as the case may be, shall disclose only that portion of the Information or facts which, in the written opinion of the receiving party's outside counsel, is legally required to be disclosed, and will exercise its respective commercially reasonable efforts to assure that confidential treatment will be accorded such Information or facts by the Persons or entities receiving the same. The providing party will be given an opportunity to review the Information or facts before disclosure.

     4.4 Further Assurances. The parties agree that if, after the completion of the Restructuring, either party holds Assets which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall, at its expense, promptly assign and transfer or cause to be assigned and transferred such Assets to the other party, and the parties agree that the transferring party will hold such Assets as trustee of the transferee party and all income and risk of loss of the transferred Assets to the completion of the Restructuring shall be for the account of the intended owner. Each of the parties hereto, at its own cost and expense, promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

     4.5 Cooperation. The parties shall cooperate with each other in all reasonable respects to ensure (a) that the Restructuring and the assumption of the Aduddell Liabilities and the Assumed Liabilities are consummated in accordance with the terms hereof, (b) the retention by the Company of the Roofing Business, including, without limitation, allocation of rights and obligations under Contracts, if any, of Aduddell Roofing or Newco that relate to the Roofing Business, (c) the transfer to Newco of all the Newco Assets, including, without limitation, allocation of rights and obligations under Contracts, if any, of Newco or Aduddell Roofing that relate to the Newco Business and (d) the allocation of employee liabilities and provision of employee benefits in accordance with the provisions of Article V.

                           ARTICLE V EMPLOYEE MATTERS

     5.1 Employment of Newco Employees and Aduddell Employees. Effective as of the Effective Time, (a) Aduddell Employees shall remain or become employees of Aduddell Roofing in the same capacities as then held by such employees (or in such other capacities and upon such terms and conditions as the Company shall determine in its sole discretion) and (b) Newco Employees shall remain or become employees of Newco in the same capacities as then held by such employees (or in such other capacities and upon such terms and conditions as Newco shall determine in its sole discretion). Nothing contained in this Section 5.1 shall confer on any Aduddell Employee or any Newco Employee any right to continued employment after the Effective Time, and such employees shall continue to be employed "at-will".

     5.2 Reimbursement; Indemnification. Newco and the Company acknowledge that the Company, on the one hand, and Newco, on the other hand, may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance, or other similar premiums) pursuant to employment obligations that are, as set forth in this Restructuring Agreement, the responsibility of the other party. Accordingly, the Company and Newco agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses reasonably incurred. All Liabilities retained, assumed or indemnified by Newco pursuant to this Article V shall in each case be deemed to be Assumed Liabilities, and all Liabilities retained, assumed or indemnified by the Company pursuant to this
Article V shall in each case be deemed to be Aduddell Liabilities, and, in each case, shall be subject to the indemnification provisions set forth in Article II of the Post-Closing Covenants Agreement.

     5.3 Employment, Consulting and Severance Agreements. Effective as of the Effective Time, Newco and the Company shall take all actions necessary (including assignments, if applicable) to ensure that with respect to any employment, consulting, deferred compensation, indemnification, termination, severance or any other agreements with a Newco Employee or a Aduddell Employee, to which Aduddell Roofing or Newco Companies is a party, as the same are in effect immediately before such time, any such agreement with a Newco Employee shall be assumed by Newco, and that any such agreement with a Aduddell Employee shall be assumed by the Company, and in respect of which Newco or the Company, as the case may be, becomes solely responsible for the obligations and Liabilities (and solely entitled to the rights) under such agreements.

     5.4 No Termination. The Company and Newco shall take such actions as are required to provide that for purposes of severance benefits, each Newco Employee shall be deemed not to have incurred a termination of employment as a result of the transactions contemplated by this Restructuring Agreement and the Merger Agreement.

                              ARTICLE VI CONDITIONS

     The obligations of the Company and Newco to consummate the Restructuring shall be subject to the fulfillment of each of the following conditions:

     6.1 Conditions to Merger Satisfied. Each condition to the closing of the Merger set forth in Article VIII of the Merger Agreement shall have been satisfied or waived.

     6.2 Adequate Surplus. The Board of Directors of the Company shall be reasonably satisfied that, after giving effect to the Restructuring, Aduddell Roofing will not be insolvent and will not have unreasonably small capital with which to engage in its business.

                              ARTICLE VII RELEASES

     7.1 Mutual Release. Effective as of the Effective Time and except as otherwise specifically set forth in the Transaction Agreements, the Company, on the one hand, and Newco, on the other hand, releases and forever discharges the other and its affiliates, and its and their directors, officers, employees and agents of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other person or any of its assigns, which the releasing person has or ever had (other than those based on fraud, gross negligence or willful misconduct by such other person) which arise out of or relate to events, circumstances or actions taken by such other person before the Effective Time; provided, however, that the foregoing general release shall not apply to any Transaction Agreement or the transactions contemplated thereby and shall not affect either person's right to enforce any Transaction Agreement or any other agreement contemplated thereby in accordance with its terms.

                     ARTICLE VIII MISCELLANEOUS AND GENERAL

     8.1 Termination. In the event the Merger Agreement is terminated pursuant to its terms before the Effective Time, this Restructuring Agreement shall automatically and simultaneously terminate and the Restructuring and Split-Off shall automatically and simultaneously be abandoned without the approval of Newco or the shareholders of the Company. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement. It is understood that completion of the Merger shall not constitute a termination of this Restructuring Agreement.

     8.2 Modification or Amendment. The parties hereto may modify or amend this Restructuring Agreement by written agreement executed and delivered by duly authorized officers of the respective parties.

     8.3 Extension; Waiver. At any time before the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Restructuring Agreement to assert any of its rights under this Restructuring Agreement or otherwise shall not constitute a waiver of such rights.

     8.4 Counterparts. This Restructuring Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     8.5 Governing Law. This Restructuring Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to the Company (after the Effective Time), to:

                           Zenex International, Inc.
                           201 Robert S. Kerr, Suite 500
                           Oklahoma City, Oklahoma 73102
                           Telecopy No.: 405-749-8080
                           Attention: Mr. Ron Carte

                  with a copy to:

                           Derrick & Briggs, LLP
                           Bank One Center, 20th Floor
                           100 N. Broadway Ave.
                           Oklahoma City, Oklahoma 73102
                           Telecopy No.: 405-235-1995
                           Attention: Mr. Gary W. Derrick

         if to Newco or to the Company (before the Effective Time):

                           Aduddell Roofing & Sheet Metal, Inc.
                           14220 S. Meridian Ave.
                           Oklahoma City, Oklahoma 73173
                           Telecopy No.: 405-692-0115
                           Attention: Chief Executive Officer

                  with a copy to:

                           Denker & Butler, P.L.L.C.
                           4700 N.W. 23rd St., Suite 112
                           Oklahoma City, Oklahoma 73127
                           Telecopy No.: 405-947-7904
                           Attention: Mr. Rick L. Denker

     8.7 Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Restructuring Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     8.8 Assignment. Neither this Restructuring Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Restructuring Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.9 Third-Party Beneficiaries. Parent shall be a third-party beneficiary of this Restructuring Agreement. Except as set forth in the immediately preceding sentence, nothing contained in this Restructuring Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns (other than Parent), any benefit, right or remedy under or by reason of this Restructuring Agreement, except that the provisions of Section 5.1 hereof shall inure to the benefit of the Persons referred to therein.

     8.10 Certain Obligations. Whenever this Restructuring Agreement requires any of the subsidiaries of any party to take any action, this Restructuring Agreement will be deemed to include an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, that for this purpose, at any time after the Restructuring has been completed, Newco shall not be considered to be subsidiaries of the Company.

     8.11 Specific Enforcement; Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Restructuring Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Restructuring Agreement and to enforce specifically the terms and provisions of this Restructuring Agreement in any Federal court located in the State of Oklahoma in any state court in the State of Oklahoma, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Oklahoma or of any state court located in the State of Oklahoma in the event any dispute arises out of this Restructuring Agreement or the transactions contemplated by this Restructuring Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Restructuring Agreement or the transactions contemplated by this Restructuring Agreement in any court other than a Federal court located in the State of Oklahoma or a state court located in the State of Oklahoma.

     8.12 Severability. If any term or other provision of this Restructuring Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Restructuring Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Restructuring Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     8.13 Entire Agreement. The Transaction Agreements (including the documents and the instruments referred to herein and in the Merger Agreement, the Annexes hereto and to the Merger Agreement, the Parent Disclosure Schedule and the Company Disclosure Schedule), and the Confidentiality Agreement (as defined in the Merger Agreement) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                            [Signature Page Follows]

     In Witness Whereof, this Restructuring Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.


                                            Aduddell Roofing & Sheet Metal, Inc.


                                            By:     /s/ Tim Crawford
                                               ---------------------------------
                                                     President



                                            Aduddell Holdings, Inc.


                                            By:     /s/ Tim Aduddell
                                               ---------------------------------
                                                     President

ANNEX B

                             STOCK OPTION AGREEMENT

     This  Stock  Option   Agreement  dated  as  of  September  27,  2002  (this
"Agreement"), by and between Zenex International, Inc., a Colorado corporation ("Issuer"), and Tim Aduddell, an Oklahoma resident ("Shareholder").

                                    Recitals

     A. Issuer, Sub, the Company, and Shareholder have entered into an Agreement and Plan of Split-Off and Merger dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of Sub with and into the Company and the delivery to the Shareholder of the Merger Consideration;

     B. Part of the Merger Consideration is composed of the Merger Option Consideration; and

     C. The Merger Option Consideration shall be governed by the terms and conditions of this Agreement.

     Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Shareholder agree as follows:

     1. Grant of Option. Upon the Effective Time, Issuer hereby grants to Shareholder an irrevocable option (the "Option") to purchase up to 30,000,000 shares of common stock, par value $0.001 per share, of Issuer (the "Issuer Common Stock") (as such total number may be adjusted pursuant to Section 6, the "Option Shares") at an exercise price of $.04 per Option Share (as such price may be adjusted pursuant to Section 6, the "Exercise Price").

     2. Exercise of Option.

     (a) Subject to the provisions of Section 2(c), Shareholder may exercise the Option, with respect to any or all of the Option Shares, at any time or times after six months following the Effective Time; provided, however, that (i) the Option will terminate and be of no further force and effect on the tenth anniversary of the Effective Time.

     (b) If Shareholder is entitled to and wishes to exercise the Option, Shareholder shall send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect, which Exercise Notice shall specify the number of Option Shares, if any, Shareholder wishes to purchase pursuant to this Section 2(b), the denominations of the certificate or certificates evidencing the Option Shares which Shareholder wishes to purchase, and a date (an "Option Effective Time"), which, subject to the following sentence, shall not be earlier than three business days nor later than ten business days from the Notice Date for the closing of such purchase (an "Option Closing"). Any Option Closing shall be at an agreed location and time in Oklahoma City, Oklahoma, on the applicable Option Effective Time.

     (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Shareholder wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Shareholder shall acquire the maximum number of Option Shares specified in the Exercise Notice that
Shareholder is then permitted to acquire under the applicable laws and regulations, and if Shareholder thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Shareholder shall be entitled to acquire such remaining balance. Issuer agrees to use its commercially reasonable efforts to assist Shareholder in seeking the Regulatory Approvals.

     3. Payment and Delivery of Certificates.

     (a) At any Option Closing, Shareholder will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased at such Option Closing.

     (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Shareholder a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all Liens.

     (c) Certificates representing the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF SEPTEMBER 27, 2002, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF ZENEX INTERNATIONAL, INC., AT ITS PRINCIPAL EXECUTIVE OFFICES."

     It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Shareholder has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Shareholder as follows:

     Authorized Stock. Issuer has taken all necessary corporate and other action to authorize, reserve and issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon an exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Shareholder to exercise the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens, including without limitation any preemptive rights of any shareholder of Issuer.

     5. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Issuer that:

     Purchase Not for Distribution. Any Option Shares or other securities acquired by Shareholder upon exercise of the Option will be acquired for Shareholder's own account for investment only and not with a view towards their distribution, and will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

     6. Adjustment upon Changes in Capitalization, Etc.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Exercise Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Shareholder will receive upon exercise of the Option the number and class of shares or other securities or property that Shareholder would have received in respect of Issuer Common Stock if the Option had been exercised immediately before such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to this Agreement or an event described in the first sentence of this Section 6(a)) or if the number of outstanding shares of Issuer Common Stock is reduced, the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance or reduction, it equals the same percentage of the aggregate number of shares of Issuer Common Stock issued and outstanding after giving effect to such issuance or reduction as immediately before such issuance or reduction, in each case without giving effect to any shares subject to the Option.

     (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Shareholder or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Shareholder or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately before the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately before the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Shareholder or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Shareholder would have received in respect of Issuer Common Stock if the Option had been exercised in full with respect to all Option Shares then purchasable immediately before such consolidation, merger, sale, or transfer, or the record date therefor, as applicable, and make any other necessary adjustments.

     7. Listing. If the Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on AMEX (or any other national securities exchange or approved for quotation on any national securities quotation system), Issuer, upon the request of Shareholder, shall promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on AMEX (or any such other national securities exchange or file an application to have approved for quotation on any such national securities quotation system) and will use its commercially reasonable efforts to obtain approval of such listing (or quotation) as promptly as practicable.

     8. Loss or Mutilation. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

     9. Miscellaneous.

     (a) Expenses. Except as otherwise provided in this Agreement or in the Merger Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

     (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

     (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the other Transaction Agreements (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) except as provided in the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

     (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Oklahoma, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     (f)   Notices.   All   notices,   requests,   claims,   demands  and  other
communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

     (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Shareholder without the prior written consent of the other, except that Shareholder may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Shareholder, but no such assignment shall relieve Shareholder of any of its obligations hereunder. Any assignment or delegation in violation of the preceding sentence shall be void. Subject to the first and second sentences of this Section 12(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     (h) Further Assurances. In the event of any exercise of the Option by Shareholder, Issuer and Shareholder shall execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (i) Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Oklahoma or in any state court located in the State of Oklahoma, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Oklahoma or any state court located in the State of Oklahoma in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Oklahoma or a state court located in the State of Oklahoma.

     (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     (k) Defined Terms. All terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     In Witness Whereof, Issuer and Shareholder have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                                     Zenex International, Inc.,


                                                     By:   /s/ Ron Carte
                                                        ------------------------
                                                           President and CEO


                                                           /s/ Tim Aduddell
                                                     ---------------------------
                                                           Tim Aduddell

ANNEX C

                        POST-CLOSING COVENANTS AGREEMENT

     This Post-Closing Covenants Agreement dated as of September 27, 2002, among Zenex International, Inc., a Colorado corporation ("Parent"), Aduddell Roofing & Sheet Metal, Inc., an Oklahoma corporation (the "Company"), and Aduddell Holdings, Inc., an Oklahoma corporation ("Newco").

     Whereas, Parent, AR Acquisition Corp., an Oklahoma corporation and a wholly owned subsidiary of Parent ("Sub"), the Company and Tim Aduddell, the sole shareholder of the Company (the "Shareholder") have entered into an Agreement and Plan of Split-Off and Merger dated as of September 27, 2002 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation;

     Whereas, the Board of Directors of the Company has approved a Restructuring Agreement in the form of Annex A to the Merger Agreement (the "Restructuring Agreement"), which will be entered into before the Effective Time (as defined in the Merger Agreement), pursuant to which before the Effective Time, among other things (a) all the assets of the Company primarily related to the Newco Business (as defined in the Restructuring Agreement) will be transferred to Newco and (b) Newco will assume the Assumed Liabilities (as defined in the Restructuring Agreement);

     Whereas, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Merger Agreement to consummate the Merger; and

     Whereas, the parties to this Agreement have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters that may arise following the Effective Time.

     Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

                              ARTICLE I DEFINITIONS

     Section 1.01. Definitions. Terms used but not defined in this Agreement shall have the meanings set forth in the Merger Agreement or, if not set forth in the Merger Agreement, in the Restructuring Agreement. In addition, the following terms shall have the following meanings:

     "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; provided, however, that for the purposes of this Agreement, from and after the Effective Time, Aduddell Roofing shall not be deemed to be an Affiliate of Newco and Newco shall not be deemed to be an affiliate of Aduddell Roofing.

     "Filings" shall mean any document filed or required to be filed with the SEC in connection with the transactions contemplated by the Transaction Agreements, or any preliminary or final form thereof or any amendment or supplement thereto.

     "Indemnifiable Losses" shall mean, subject to Section 2.04, all losses, liabilities, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims, including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the Indemnitee's rights hereunder, suffered or incurred by an Indemnitee.

     "Indemnitee" shall mean any of the Parent Indemnitees or the Newco Indemnitees, as the case may be, who or which may seek indemnification under this Agreement.

     "Newco Indemnitees" shall mean Newco, each Affiliate of Newco, each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Newco Recourse Right" shall have the meaning set forth in Section 3.06(a) hereto.

     "Parent Indemnitees" shall mean Parent, each Affiliate of Parent, including any of its direct or indirect subsidiaries (including, after the Effective Time, Aduddell Roofing), each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Aduddell Recourse Right" shall have the meaning set forth in Section 3.06(b) hereto.

     "Third Party Claims" shall have the meaning set forth in Section 2.04(a).

                           ARTICLE II INDEMNIFICATION

     Section 2.01. Indemnification by Newco and the Newco Subsidiary Indemnitors. Subject to the provisions of this Article II, Newco shall indemnify, defend and hold harmless the Parent Indemnitees from and against, and pay or reimburse the Parent Indemnitees for, all Indemnifiable Losses, as incurred:

     (i) relating to or arising from the Newco Business, the Newco Assets or the Assumed Liabilities (including the failure by Newco to pay, perform or otherwise discharge any of the Assumed Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time; or

     (ii) relating to or arising from the breach by Newco of any agreement or covenant contained in any Transaction Agreement which is to be performed or complied with after the Effective Time.

     Section 2.02. Indemnification by Aduddell Roofing. Subject to the provisions of this Article II, Aduddell Roofing shall indemnify, defend and hold harmless the Newco Indemnitees from and against, and pay or reimburse the Newco Indemnitees for all Indemnifiable Losses, as incurred:

     (i) relating to or arising from the Roofing Business, the Roofing Assets or the Aduddell Liabilities (including the failure by Aduddell Roofing to pay, perform or otherwise discharge any of the Aduddell Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time; or

     (ii) relating to or arising from the breach by Aduddell Roofing of any agreement or covenant contained in any Transaction Agreement which is to be performed or complied with after the Effective Time.

     Section 2.03.  Indemnification by Parent. Subject to the provisions of this
Article II, Parent shall indemnify, defend and hold harmless the Newco Indemnitees from and against, and pay or reimburse the Newco Indemnitees for all Indemnifiable Losses, as incurred relating to or arising from any untrue statement or alleged untrue statement of a material fact contained in any of the Filings, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to statements made therein or incorporated by reference therein based upon information supplied by Parent specifically for inclusion or incorporation by reference therein.

     Section 2.04. Procedures Relating to Indemnification.

     (a) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person who is not an Indemnitee against the Indemnitee (a "Third Party Claim"), such Indemnitee must notify the party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim reasonably promptly, and in any event within 20 business days after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure; provided further, however, that with respect to any Third Party Claim for which Newco Indemnitor is the Indemnifying Party, such Indemnifying Party shall be deemed to have received notice with respect to such Third Party Claim by or against Aduddell Roofing for which the Company received notice before the Effective Time. After any required notification (if applicable), the Indemnitee shall deliver to the Indemnifying Party, promptly after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnitee shall have failed to give notice of the Third Party Claim as provided above). Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. The indemnification required by
Section 2.01, 2.02 or 2.03, as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the Indemnifiable Loss is incurred. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the parties hereto reasonably necessary for such defense or prosecution shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention in accordance with the Restructuring Agreement and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee's consent, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement (x) that provides for injunctive or other non-monetary relief affecting the Indemnitee or (y) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

     (c) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the Indemnitee shall deliver notice of such claim (in reasonably sufficient detail to enable the Indemnifying Party to evaluate such claim) with reasonable promptness to the Indemnifying Party. The failure by any Indemnitee so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under

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

this Agreement, except to the extent that the Indemnifying Party shall have been actually and materially prejudiced by such failure. If the Indemnifying Party does not notify the Indemnitee within 20 business days following its receipt of such notice that the Indemnifying Party disputes its liability with respect to such claim under Section 2.01, 2.02 or 2.03, as the case may be, the claim shall be conclusively deemed a liability of the Indemnifying Party under Section 2.01,
2.02 or 2.03, as the case may be, and the Indemnifying Party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     Section 2.05. Certain Limitations.

     (a) The amount of any Indemnifiable Losses or other liability for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnitee from third parties (including, without limitation, amounts actually recovered under insurance policies) with respect to such Indemnifiable Losses.

     (b) All indemnification payments under this Agreement shall be (i) increased to take account of any net tax cost incurred by the Indemnitee arising from the receipt of indemnification payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the Indemnitee arising from the incurrence or payment of any Indemnifiable Loss. In computing the amount of any such tax cost or tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnification payment hereunder or the incurrence or payment of any Indemnifiable Loss.

     (c) No indemnification payments shall be made to an Indemnitee whose Indemnifiable Losses resulted from his intentional, malicious or reckless acts or omissions.

     Section 2.06. Production of Witnesses; Records; Cooperation. After the Effective Time, except (i) in the case of a dispute between Parent or Aduddell Roofing, on the one hand, and Newco, on the other hand, and (ii) for Third Party Claims that the Indemnifying Party participates in the defense or prosecution of pursuant to Section 2.04(b) hereof (in which case the relevant provisions of such Section will apply), each party hereto shall use commercially reasonable efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state or local governmental authority or any arbitration or mediation tribunal ("Action") in which the requesting party may from time to

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

time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all reasonable costs and expenses (including reasonable allocated costs of in-house personnel) in connection therewith unless such costs and expenses are otherwise subject to indemnification of the requesting party by the producing party.

                          ARTICLE III OTHER AGREEMENTS

     Section 3.01. Expenses. Notwithstanding anything to the contrary set forth in the Merger Agreement, the Company (and not Newco) shall be responsible for and agrees to pay all expenses (before giving effect to the Restructuring) related to the Restructuring, the Split-Off and the Merger. Aduddell Roofing and Newco shall each be responsible for and agrees to pay all of their respective expenses incurred after the Effective Time.

     Section 3.02. Characterization of Payments. The payments made pursuant to this Agreement shall be treated as occurring immediately before the Effective Time, and none of Newco, Aduddell Roofing and Parent and its subsidiaries shall take any position inconsistent with such treatment before any Taxing Authority.

     Section 3.03. Agreement Not to Compete; Agreement Not to Solicit or Hire Employees.

     (a) Newco understands that Parent shall be entitled to protect and preserve the going concern value of the Roofing Business to the extent permitted by law and that Parent would not have entered into the Merger Agreement absent the provisions of this Section 3.03. Newco acknowledges and agrees that the purpose of this Section 3.03 is to exclude it, except as expressly provided below, from the field of commercial and residential roofing generally and specifically from competing with the business of Aduddell Roofing for a period of ten years. Therefore, Newco agrees that, commencing at the Effective Time and continuing until the date that is ten years from the Effective Time, it shall not, and shall not permit any of its Affiliates, in any manner, directly or indirectly, alone or in association with any person, to:

     (i) compete with Parent, the Company or any of their respective Affiliates in the field of commercial and residential roofing generally (the "Roofing Field");

     (ii) engage in any activity in the Roofing Field; or

     (iii)actively participate in, control, manage, own any interest in or share in the earnings of, finance or invest in the capital stock of any person who is engaged in any activity in the Roofing Field or consult with any person on matters in the Roofing Field; except that Newco, and each other Affiliate of Newco, may acquire in the aggregate:

          (A) an entity which participates in the Roofing Field if and only if at the time of the acquisition and during the ten year period referred to above, (x) such entity's activity in the Roofing
               Field is limited to the sale of roofing products (as distinguished from the installation, maintenance and repair of roofs) and (y) the revenues derived from the sale of such products constitute no more than 5% of such entity's total revenues; and

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

          (B) up to 5% of the equity or voting interest in an entity that is engaged in activities in the Roofing Field so long as none of Tim Crawford or Tim Aduddell is actively involved, whether directly or indirectly, in the management of such entity during the period of the applicable non-competition covenants set forth in those certain Noncompetition Agreements each dated the same date as the Merger Agreement among Parent, the Company and such individual.

     For purposes of this Section 3.03, "actively involved" includes, without limitation, acting directly or indirectly as an officer, director, proprietor, employee, partner, lender, or, on matters in the Roofing Field, as a consultant, advisor, agent or representative.

     (b) Newco agrees that for a period of three years from the Effective Time, it shall not, and shall cause its Affiliates not to, in any manner, directly or indirectly, (i) induce any person that has been an employee of any of Aduddell Roofing at any time between January 1, 2001 and the Effective Time, to leave the employ of Aduddell Roofing, (ii) recommend to any other person that they employ any such employee, or (iii) hire any such employee.

     (c) Newco agrees that for a period of five years from the Effective Time, it shall not, and shall cause its Affiliates not to, in any manner, directly or indirectly, (i) solicit by mail, by telephone, by personal meeting or by any other means, either directly or indirectly, any customer or supplier of Parent, the Company or any of their respective Affiliates to transact business in the Roofing Field with a business or enterprise that competes with Parent, the Company or any of their respective Affiliates in the Roofing Field or reduce or refrain from doing any business with Parent, the Company or any of their respective Affiliates in the Roofing Field, or (ii) disparage (including by relative comparison) Parent or the Company or any of their products or activities in the Roofing Field.

     (d) Notwithstanding the termination of this Agreement for any reason, and irrespective of the time, manner or cause of termination, Newco's obligations under this Section 3.03 run with the business of Newco and shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Newco shall continue in full force and effect.

     Section 3.04. Successors. Newco shall not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any person, unless the resulting, surviving or transferee person (the "Successor Company") shall expressly assume, by an instrument in form and substance reasonably satisfactory to Parent, all the obligations of such Newco Indemnitor under this Agreement. The Successor Company shall be the successor to Newco or such Newco Indemnitor, as applicable, and shall succeed to, and be substituted for, such Newco or Newco Indemnitor, as applicable, under this Agreement, but, in the case of a sale, conveyance, transfer or lease, Newco or such Newco Indemnitor, as applicable, shall not be released from its obligations hereunder.

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

     Section 3.05. Third Party Rights.

     (a) If after the Effective Time Newco holds any right to indemnification other than a right to indemnification under this Agreement or any other contractual or other right (collectively, a "Newco Recourse Right") with respect to any Aduddell Liability or any Assumed Liability for which Aduddell Roofing is held responsible, then (i) to the extent possible such Newco Recourse Right shall be deemed to be held as a shared right of Newco and Aduddell Roofing to the extent necessary to protect Aduddell Roofing against such Aduddell Liability or such Assumed Liability, and (ii) to the extent not so possible, Newco shall assert or otherwise make available to Aduddell Roofing the full benefit of such Newco Recourse Right by making a claim on behalf of Aduddell Roofing or taking other steps reasonably requested by Aduddell Roofing.

     (b) In the event that after the Effective Time Aduddell Roofing holds any right to indemnification or any other contractual or other right (collectively, a "Aduddell Recourse Right") with respect to any Assumed Liability or any Aduddell Liability for which Newco is held responsible, then (i) to the extent possible such Aduddell Recourse Right shall be deemed to be held as a shared right of Aduddell Roofing and Newco to the extent necessary to protect Newco against such Assumed Liability or such Aduddell Liability, and (ii) to the extent not so possible, Aduddell Roofing assert or otherwise make available to Newco the full benefit of such Aduddell Recourse Right by making a claim on behalf of Newco or taking other steps reasonably requested by Newco.

                      ARTICLE IV MISCELLANEOUS AND GENERAL

     Section 4.01. Effectiveness; Modification or Amendment. The parties hereto agree that this Agreement will become effective at the Effective Time. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties.

     Section 4.02. Extension; Waiver. At any time the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 4.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 4.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 4.05. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by

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

overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Aduddell Roofing (including, after the Effective Time, the Company), to

                           Zenex International, Inc.
                           201 Robert S. Kerr, Suite 500
                           Oklahoma City, Oklahoma 73102
                           Telecopy No.: 405-749-8080
                           Attention: Mr. Ron Carte

                  with a copy to:

                           Derrick & Briggs, LLP
                           Bank One Center, 20th Floor
                           100 N. Broadway Ave.
                           Oklahoma City, Oklahoma 73102
                           Telecopy No.: 405-235-1995
                           Attention: Mr. Gary W. Derrick

     (b) if to the Company (before the Effective Time), to

                           Aduddell Roofing & Sheet Metal, Inc.
                           14220 S. Meridian Ave.
                           Oklahoma City, Oklahoma 73173
                           Telecopy No.: 405-692-0115
                           Attention: Chief Executive Officer

                  with a copy to:

                           Denker & Butler, P.L.L.C.
                           4700 N.W. 23rd St., Suite 112
                           Oklahoma City, Oklahoma 73127
                           Telecopy No.: 405-947-7904
                           Attention: Mr. Rick L. Denker

     (c) if to Newco, to

                           Aduddell Holdings, Inc.
                           14220 S. Meridian Ave.
                           Oklahoma City, Oklahoma 73173
                           Telecopy No.: [___________]
                           Attention: Chief Executive Officer

                  with a copy to:

                           Denker & Butler, P.L.L.C.
                           4700 N.W. 23rd St., Suite 112
                           Oklahoma City, Oklahoma 73127
                           Telecopy No.: 405-947-7904
                           Attention: Mr. Rick L. Denker

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

     Section 4.06. Captions. All the Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     Section 4.07. Assignment. Except as provided in Section 3.06, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 4.08. Entire Agreement. The Transaction Agreements (including the documents and instruments referred to therein, the Annexes thereto, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

     Section 4.09. Certain Obligations. Whenever this Agreement requires any of the subsidiaries of any party to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, that for this purpose, after the Effective Time, Newco shall not be considered to be subsidiaries of the Company unless specifically included.

     Section 4.10. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 4.11. No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement, except that the provisions of
Article II hereof shall inure to the benefit of Indemnitees.

     Section 4.12. Specific Enforcement; Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy either pursuant to the indemnification provisions of Section 2.01, 2.02 or 2.03, as the case may be, or at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Oklahoma in any state court in the State of Oklahoma, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Oklahoma or of any state court located in the State of

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

Oklahoma in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Oklahoma or a state court located in the State of Oklahoma.

                          [The signature page follows.]

     In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.



                                            Zenex International, Inc.,


                                            By:    /s/ Ron Carte
                                               ---------------------------------
                                                    President


                                            Aduddell Roofing & Sheet Metal, Inc.


                                            By:    /s/ Tim Crawford
                                               ---------------------------------
                                                    President


                                            Aduddell Holdings, Inc.


                                            By:    /s/ Tim Aduddell
                                               ---------------------------------
                                                    President

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